As filed with the Securities and Exchange Commission on August 30, 2000
                          Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           HUMAN GENOME SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

                           Delaware                                                 22-3178468
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)

                     9410 Key West Avenue
                     Rockville, Maryland                                            20850-3338
           (Address of principal executive offices)                                 (Zip Code)

              HUMAN GENOME SCIENCES, INC. 2000 STOCK INCENTIVE PLAN
            HUMAN GENOME SCIENCES, INC. EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

(Name, address and telephone
 number of agent for service)                            (Copy to:)
 William A. Haseltine, Ph.D.                     R.W. Smith, Jr., Esquire
 Human Genome Sciences, Inc.                Piper Marbury Rudnick & Wolfe LLP
   9410 Key West Avenue                              6225 Smith Avenue
 Rockville, Maryland 20850-3338               Baltimore, Maryland 21209-3600
       (301) 309-8504                                  (410) 580-3000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                     Proposed         Proposed
                                                     Amount          Maximum          Maximum         Amount of
                                                     to be           Offering        Aggregate       Registration
     Title of Securities to be Registered        Registered(3)    Price Per Unit   Offering Price        Fee
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share (1)
  Employee Stock Purchase Plan..............        250,000         $113.793 (4)     $28,448,437        $7,510.39
  2000 Stock Incentive Plan (2)
    Shares not previously registered........      4,000,000          133.875 (5)     535,500,000        141,372.00
    Shares registered under prior plans.....      9,804,454            N/A (2)         N/A (2)           N/A (2)

--------------------------------------------------------------------------------------------------------------------
TOTAL                                            14,054,454                         $563,948,437       $148,882.39
====================================================================================================================

(1) Includes rights ("Rights") to purchase shares of the Registrant's junior participating preferred stock, issuable pursuant to that certain Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated as of May 20, 1998. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

(2) Shares to be offered or sold under the 2000 Stock Incentive Plan (the "2000 Plan") include 4,000,000 shares which have not been previously registered, and 9,804,454 shares which were previously registered for offer or sale under the Registrant's 1993 Incentive and Non-qualified Stock Option Plan and 1994 Stock Option Plan (the "Prior Plans"), and which may be offered or sold under the 2000 Plan (the "Carried Forward Shares"). The Prior Plans were merged into the 2000 Plan on February 16, 2000. The Carried Forward Shares are shares subject to outstanding awards under the Prior Plans, and shares reserved but not issued under the Prior Plans, immediately prior to the merger of the Prior Plans into the 2000 Plan. Because the Carried Forward Shares were registered on Forms S 8 filed on May 17, 1994 (file no. 33-79020), May 17, 1994 (file no. 33-79022),
April 25, 1997 (file no. 333-25893), and November 13, 1998 (file no. 333-67239), the filing fee is not required. Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the General Instructions to Form S-8.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued pursuant to the plans by reason of stock splits, stock dividends or similar transactions, and an indeterminate number of plan participation interests to be offered or sold pursuant to the Employee Stock Purchase Plan being registered.

(4) Estimated solely for the purposes of calculating the registration fee under Rule 457(h). The proposed maximum offering price per share is based upon the average of high and low prices of the Common Stock of the registrant of the NASDAQ National Market System on August 23, 2000, multiplied by 85%, the percentage of the fair market value of the stock that is used to establish the purchase price under the plan.

(5) Estimated solely for the purposes of calculating the registration fee under Rule 457(h). The proposed maximum offering price per share with respect to shares issuable under the plan as of the filing date hereof is based upon the average of the high and low prices of the Common Stock of the registrant on the NASDAQ National Market system on August 23, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above; and

         (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

     As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation, as amended, provides that directors of the Registrant will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to the Registrant or its stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware General Corporation Law, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

     - for any transaction from which the director derives an improper personal benefit.

     As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care. The Registrant's By-Laws provide for the indemnification of directors and officers of the Registrant to the fullest extent authorized by the Delaware General Corporation Law, except that the Registrant will indemnify a director or officer in connection with an action initiated by that person only if the action was authorized by the Registrant's board of directors. The indemnification provided under the Registrant's certificate of incorporation and bylaws includes the right to be paid expenses in advance of any proceeding for which indemnification may be had. The Registrant may pay these expenses in advance of the final disposition of a proceeding only if the director or officer agrees to repay these amounts if it is ultimately determined that the director or officer is not entitled to be indemnified. If the Registrant does not pay a claim for indemnification within 60 days, the claimant may bring an action to recover the unpaid amount of the claim and, if successful, the director or officer will be entitled to be paid the expense of prosecuting the action to recover these unpaid amounts.

     Under its By-Laws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was one of directors, officers, employees or agents of the Registrant, or is or was serving at the Registrant's request for another entity, against any liability asserted against the person or incurred by the person in any of these capacities, and related expenses, whether or not the Registrant would have the power to indemnify the person against the claim under the provisions of the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------

4.1 Restated Certificate of Incorporation (Fifth) of the Registrant (filed as Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference)

4.2 Certificate of Amendment of the Certificate of Incorporation (filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference

4.3 Amendment to Certificate of Incorporation (filed on December 16, 1999 as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, and incorporated herein by reference)

4.4            By-Laws  of  the   Registrant   (filed  as  Exhibit  3.2  to  the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference)

4.5 Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated as of May 20, 1998 (filed as Exhibit 4 of the Registrant's Current Report on Form 8-K filed on May 28, 1998, and incorporated herein by reference).

4.6 Indenture dated as of June 25, 1999 between the Registrant and The Bank of New York, as trustee, including the form of 5-1/2% Convertible Subordinated Notes due 2006 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed June 28, 1999)

4.7 Indenture dated as of December 14, 1999 between the Registrant and The Bank of New York, as trustee, including the form of 5% Convertible Subordinated Notes due 2006 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed December 16, 1999)

4.8 Indenture dated as of February 1, 2000 between the Registrant and The Bank of New York, as trustee, including the form of 5% Convertible Subordinated Notes due 2007 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed February 2, 2000)

4.9 Indenture dated as of March 10, 2000 between the Registrant and The Bank of New York, as trustee, including the form of 3-3/4% Convertible Subordinated Notes due 2007 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed March 13, 2000)

4.10 Human Genome Sciences, Inc. 2000 Stock Incentive Plan (filed as Exhibit A of the Registrant's Definitive Proxy Statement on Form 14A, dated April 24, 2000, and incorporated herein by reference).

4.11 Human Genome Sciences, Inc. Employee Stock Purchase Plan (filed as Exhibit B of the Registrant's Definitive Proxy Statement on Form 14A, dated April 24, 2000, and incorporated herein by reference).

5.1* Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered under this Registration Statement

23.1* Consent of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant (contained in Exhibit 5.0)

23.2*          Consent of Ernst & Young LLP, Independent Auditors

24.1*          Power of Attorney (included on Signature Page)

--------------------------
* Filed herewith.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 30th day of August, 2000.

                                   HUMAN GENOME SCIENCES, INC.



                                   By:/s/ William A. Haseltine
                                      -----------------------------------------
                                      William A. Haseltine, Ph.D.
                                      Chairman of the Board and
                                      Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 30th day of August, 2000.

                                   HUMAN GENOME SCIENCES, INC.
                                   EMPLOYEE STOCK PURCHASE PLAN



                                   By:/s/ Max Link
                                      -----------------------------------------
                                      Max Link, Ph.D.

                               POWERS OF ATTORNEY

     Each person whose signature  appears below constitutes and appoints William
A. Haseltine, Ph.D., as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                                     Title                                        Date
---------                                                     -----                                        ----

/s/ William A. Haseltine                  Chairman of the Board of Directors and Chief               August 30, 2000
---------------------------------                       Executive Officer
William A. Haseltine, Ph.D.                       (principal executive officer)


/s/ Steven C. Mayer                                 Senior Vice President and                        August 30, 2000
---------------------------------                    Chief Financial Officer
Steven C. Mayer                            (principal financial and accounting officer)


/s/ Craig A. Rosen                          Executive Vice President - Research and                  August 30, 2000
---------------------------------                   Development and Director
Craig A. Rosen, Ph.D.


/s/ Laura D'Andrea Tyson                                     Director                                August 30, 2000
---------------------------------
Laura D'Andrea Tyson, Ph.D.


/s/ Max Link                                                 Director                                August 30, 2000
---------------------------------
Max Link, Ph.D.


/s/ Robert D. Hormats                                        Director                                August 30, 2000
---------------------------------
Robert D. Hormats

/s/ James B. Wyngaarden                                      Director                                August 30, 2000
---------------------------------
James B. Wyngaarden, M.D.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

4.1 Restated Certificate of Incorporation (Fifth) of the Registrant (filed as Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference)

4.2 Certificate of Amendment of the Certificate of Incorporation (filed as Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and incorporated herein by reference)

4.3 Amendment to Certificate of Incorporation (filed on December 16, 1999 as Exhibit 3.1 to the Registrant's Current Report on Form 8-K, and incorporated herein by reference)

4.4            By-Laws  of  the   Registrant   (filed  as  Exhibit  3.2  to  the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and incorporated herein by reference)

4.5 Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated as of May 20, 1998 (filed as Exhibit 4 of the Registrant's Current Report on Form 8-K filed on May 28, 1998, and incorporated herein by reference).

4.6 Indenture dated as of June 25, 1999 between the Registrant and The Bank of New York, as trustee, including the form of 5-1/2% Convertible Subordinated Notes due 2006 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed June 28, 1999)

4.7 Indenture dated as of December 14, 1999 between the Registrant and The Bank of New York, as trustee, including the form of 5% Convertible Subordinated Notes due 2006 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed December 16, 1999)

4.8 Indenture dated as of February 1, 2000 between the Registrant and The Bank of New York, as trustee, including the form of 5% Convertible Subordinated Notes due 2007 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed February 2, 2000)

4.9 Indenture dated as of March 10, 2000 between the Registrant and The Bank of New York, as trustee, including the form of 3-3/4% Convertible Subordinated Notes due 2007 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed March 13, 2000)

4.10 Human Genome Sciences, Inc. 2000 Stock Incentive Plan (filed as Exhibit A of the Registrant's Definitive Proxy Statement on Form 14A, dated April 24, 2000, and incorporated herein by reference).

4.11 Human Genome Sciences, Inc. Employee Stock Purchase Plan (filed as Exhibit B of the Registrant's Definitive Proxy Statement on Form 14A, dated April 24, 2000, and incorporated herein by reference).

5.1* Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered under this Registration Statement

23.1* Consent of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant (contained in Exhibit 5.0)

23.2*          Consent of Ernst & Young LLP, Independent Auditors

24.1*          Power of Attorney (included on Signature Page)

--------------------------
*  Filed herewith.